Exhibit 11


                   CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Mentor Variable Investment Portfolios


We consent to the use of our report dated February 12, 1999 for Mentor Variable Investment Portfolios incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "INDEPENDENT ACCOUNTANTS" in the State of Additional Information.


                                                  /s/ KPMG Peat Marwick, LLP

Boston, Massachusetts
April 30, 1999